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                                                                   Exhibit 10.15

                              CONSULTING AGREEMENT

July 31, 1998
James G, Shook, Ph.D.
2237 Hopkins Avenue
Redwood City, CA 94062

Dear Jim,

1 Salix Pharmaceuticals, Inc., a California corporation (the "Company") wishes to obtain your services as a consultant on projects agreed by you and the Company in writing. The initial project on which you are to work is described on Exhibit A attached hereto. This letter shall constitute an agreement between you and the Company and contains all the terms and conditions relating to the services you are to provide.

2. Either you or the Company may terminate this Agreement at any time by at least thirty (30) days prior written notice. Upon notice of termination by the Company, you will only perform those services specifically requested by the Company during such thirty day period. This Agreement will terminate automatically on the date six (6) months from the date hereof.

3. As consideration for your services and other obligations you will be paid as set forth on Exhibit A attached hereto for work on the initial project. Fees for future projects will be set forth in the agreements concerning such projects.

4. As additional consideration for your services hereunder, the Company will provide you with such support facilities and space as may be required in the Company's judgment to enable you to properly perform your services hereunder.

5. You shall be reimbursed for reasonable travel and other out-of-pocket expenses incurred by you in connection with your services under this Agreement, provided that you provide receipts and obtain prior approval of the Executive Vice President of the Company for any significant expenses.

6. Your relationship with the Company shall be that of an independent contractor and not that of an employee. You will not be eligible for any employee benefits, nor will the Company make deductions from payments made to you for taxes, which shall be your responsibility. You shall have no authority to enter into contracts, which bind the Company or create obligations on the part of the Company without the express prior authorization of the Company.


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7.      All services to be performed by you will be as agreed between you and the Executive Vice President of the Company. You shall be required to report to the Executive Vice President of the Company concerning your services performed under this Agreement. The nature and frequency of these reports will be left to the discretion of the Executive Vice President.

8. You shall keep in confidence and shall not disclose or make available to third parties or make any use of any information or documents relating to your services under this Agreement or to the products, methods of manufacture, trade secrets, processes, business affairs or confidential or proprietary information of the Company (other than information in the public domain through no fault of your own, except with the prior written consent of the Company or to the extent necessary in performing tasks assigned to you by the Company. Upon termination of this Agreement you will return to the Company all documents, and other materials related to the services provided hereunder or furnished to you by the Company. Your obligations under this Paragraph 8 shall survive termination of this Agreement.

9. You shall promptly disclose and hereby transfer and assign to the Company all right, title and interest to all techniques, methods, processes, formulae, improvements, inventions and discoveries made or conceived or reduced to practice by you, solely or jointly with others, in the course of providing services hereunder or with the use of materials or facilities of the Company during the period of this Agreement or which relate to the Company's business or its actual or demonstrably anticipated research or development (except as otherwise provided below). When requested by the Company you will make available to the Company all notes, drawings, data and other information relating to the above. You will promptly sign any documents (including U.S. and foreign patent assignments) requested by the Company related to the above assignment of rights and inventions and will cooperate with the prosecution of any U.S. or foreign patent applications related to such rights and inventions. Your obligations under this Paragraph 9 shall survive termination of this Agreement. This Agreement does not apply to inventions covered by Section 2870 of the California Labor Code, a copy of which is attached hereto as Exhibit C, or to inventions which were made prior to the date of this Agreement and which are listed on Exhibit B attached hereto (if any).

10. Any amendment to this Agreement must in writing signed by you and the Company.

11. All notices, requests and other communications called for by this Agreement shall be deemed to have been given if made in writing and mailed, postage prepaid, if to you at the address set forth above and if to the Company at 3600 W. Bayshore Drive, Suite 205, Palo Alto, California 94303, or to such other addresses as either party shall specify to the other.


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12.     The validity, performance and construction of this Agreement shall be governed by the laws of the State of California.

13. This Agreement supersedes any prior consulting or other agreements between you and the Company.

IF THIS AGREEMENT IS SATISFACTORY, YOU SHOULD EXECUTE AND RETURN THE ORIGINAL AND RETAIN THE SECOND COPY FOR YOUR FILE.

Dated as of: July 27, 1998

                                Very truly yours,

                                SALIX PHARMACEUTICALS, INC.

                                By:     /s/ David Boyle
                                        -------------------------------
                                        David Boyle
                                Title:  Executive Vice President

AGREED AND ACCEPTED:

/s/ JAMES G. SHOOK
-------------------------------
James G. Shook, Ph.D.


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                                    EXHIBIT A

DESCRIPTION OF INITIAL CONSULTING PROJECT AND COMPENSATION

        Salix Pharmaceuticals, Inc. (the "Company") wishes to enlist the consulting services of James G. Shook. Ph.D. Initial work will consist of the following description:

1) Provide strategic, operational and regulatory advice on the Colazide project. Attend project review meetings at Salix, participate in FDA conference calls and visits to the FDA as requested.

2) Review written documents and answer questions from the Colazide project team. Respond to requests by phone, FAX and email.

3) Respond to questions, provide advice, review documents and development plans for rifaximin as requested. If needed, attend project team meetings at Salix.

Compensation for consulting services rendered under this Agreement will be:

        $175.00/hour (Retainer of 8 hours per week)

        $175.00/hour (Additional hours beyond 8 hours/week)

        Payment will be made upon receipt of invoice for consulting services.

        Invoices for travel and other expenses will be submitted with original receipts.


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                                    EXHIBIT B

INVENTIONS MADE PRIOR TO THIS AGREEMENT AND EXCLUDED FROM PARAGRAPH 9 (IF NONE, SO STATE):


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                                    EXHIBIT C

Section 2870 of the California Labor Code is as follows:

(a) Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer's equipment, supplies, facilities or trade secret information except for those inventions that either:

        (1) Relate at the time of conception or reduction to practice of the invention to the employer's business, or actual or demonstrably anticipated research or development of the employer.

        (2)     Result from any work performed by the employee for the employer.

(b) To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.